Exhibit 99.1

Bridgeline Announces Financial Results for the Third Quarter of Fiscal 2024

Woburn, Mass., August 14, 2024 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a global leader in AI-powered marketing technology, today announced financial results for its fiscal third quarter ended June 30, 2024.

“AI advancements, particularly Gen-AI, are revolutionizing eCommerce. Bridgeline is uniquely positioned to displace competitors and drive innovation to fulfill this demand,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “HawkSearch-AI stands out as the only AI-Product Discovery software equipped with Tailored-AI. It enables businesses to collaborate with intelligent agents to fine-tune merchandising and drive online revenue growth.”

Financial Highlights – Third Quarter of Fiscal Year 2024

●	Total revenue was $3.9 million, compared to $3.9 million in the prior year period.

●	Subscription and licenses revenue was $3.0 million, compared to $3.2 million in the prior year period.

●	Gross profit was $2.7 million, compared to $2.6 million in the prior year period.

●	Gross margin was 69% compared to 68% in the prior year period.

Financial Highlights – First 9 Months of Fiscal Year 2024

●	Total revenue was $11.5 million, compared to $12.1 million in the prior year period.

●	Subscription and licenses revenue was $9.1 million, compared to $9.7 million in the prior year period.

●	Gross profit was $7.8 million, compared to $8.3 million in the prior year period.

●	Gross margin was 68% compared to 68% in the prior year period.

Sales Highlights

●	Bridgeline signed $1.4 million in new customer contracts with 23 license sales, adding over $400 thousand in annual recurring revenue.

●	Artificial Intelligence is driving many search product sales. Companies recognize that their customers expect AI-powered search. This builds demand for upgrades to Bridgeline’s HawkSearch product.

Product Highlights

●	Gartner recognized HawkSearch in its Magic Quadrant for Search and Product Discovery, highlighting HawkSearch’s strength in Artificial Intelligence and the B2B market.

●	Info-Tech Research Group awarded HawkSearch the Champion title in Enterprise Search and recognized HawkSearch as a Top-Rated software in the category.

●	FeaturedCustomers recognized HawkSearch as a Top Performer in the ‘Summer 2024 Customer Success Report’ for Enterprise Search Software.

●

HawkSearch launched the GenAI-powered ’Athena’ update featuring Smart Response with conversational dialogues based on search queries, prompting follow-up questions and suggestions that imitate a personalized online sales assistant.

Partner Highlights

●

BigCommerce is promoting HawkSearch ahead of all other search providers on the first page of its app store, providing tens of thousands of BigCommerce customers the ability to upgrade to HawkSearch’s AI technology.

●	Optimizely is promoting HawkSearch as a top paid app in their app store and HawkSearch-AI will be showcased at Opticon 2024 in San Antonio, Texas in November.

●

Moblico presented HawkSearch to many leading distributors in their presentation titled "How AI Mobile Search Empowers Contractors to Easily Access Products Anytime, Anywhere” at the Applied AI Conference in Chicago in June.

Customer Highlights

●	Colonial Electric Supply, a large electrical distributor, has chosen Bridgeline's HawkSearch to power product discovery for its Optimizely website.

●	Grizzly Industrial, a leading industrial supplier, selected Bridgeline's HawkSearch to power search tailored to the needs of the machinery industry on its eCommerce website.

●	Sailrite, a leading crafts retailer, has integrated HawkSearch’s AI-powered Smart Search to improve its product discovery for both its B2C and B2B sites.

●	A global AI technology company has selected HawkSearch’s multilingual search software to power navigation in nine languages for their customers around the globe.

●	A national aftermarket automotive parts retailer has chosen HawkSearch’s AI-powered Smart Search to increase sales for its eCommerce website.

Other Highlights

●

Our CEO, Ari Kahn, has been recognized as one of the most innovative leaders to watch in 2024 by Biztech Outlook. Biztech Outlook recognized Dr. Kahn as an “AI Pioneer” in a list of the most innovative leaders of 2024.

●	Bridgeline has been recognized as one of the top 20 E-commerce solution providers of 2024 by Icon Outlook Technology Magazine.

Financial Results – Third Quarter of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.9 million for the quarter ended June 30, 2024, as compared to $3.9 million for the same period in 2023.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue was $3.0 million for the quarter ended June 30, 2024, as compared to $3.2 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 77% of total revenue for the quarter ended June 30, 2024, compared to 81% for the same period in 2023.

●

Services revenue was $0.9 million for the quarter ended June 30, 2024, as compared to $0.7 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 23% of total revenue for the quarter ended June 30, 2024, compared to 19% for the same period in 2023.

●

Cost of revenue was $1.2 million for the quarter ended June 30, 2024, as compared to $1.3 million for the same period in 2023. Gross profit was $2.7 million for the quarter ended June 30, 2024, as compared to $2.6 million for the same period in 2023.

●

Gross margin was 69% for the quarter ended June 30, 2024, as compared to 68% for the same period in 2023. Subscription and licenses gross margin was 72% for three months ended June 30, 2024, as compared to 73% for the same period in 2023. Services gross margin was 58% for the three months ended June 30, 2024, as compared to 44% for the same period in 2023.

●	Operating expenses were $3.1 million for the quarter ended June 30, 2024, as compared to $3.3 million for the same period in 2023.

●	Operating loss for the quarter ended June 30, 2024 was $0.4 million, as compared to $0.7 million for the same period in 2023.

●

The warrant liability revaluation resulted in a $0.1 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the quarter ended June 30, 2024. This compares to a non-cash loss from revaluation of $0.1 million for the same period in 2023.

●	Net loss for the quarter ended June 30, 2024, was $0.3 million, compared to a net loss of $0.8 million for the same period in 2023.

Financial Results – First 9 Months of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $11.5 million for the nine months ended June 30, 2024, as compared to $12.1 million for the same period in 2023.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue was $9.1 million for the nine months ended June 30, 2024, as compared to $9.7 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 79% of total revenue for the nine months ended June 30, 2024, compared to 80% for the same period in 2023.

●

Services revenue was $2.4 million for the nine months ended June 30, 2024, as compared to $2.4 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 21% of total revenue for the nine months ended June 30, 2024, compared to 20% for the same period in 2023.

●

Cost of revenue was $3.7 million for the nine months ended June 30, 2024, as compared to $3.8 million for the same period in 2023. Gross profit was $7.8 million for the nine months ended June 30, 2024, as compared to $8.3 million for the same period in 2023.

●

Gross margin was 68% for the nine months ended June 30, 2024, as compared to 68% for the same period in 2023. Subscription and licenses gross margin were 72% for the nine months ended June 30, 2024, as compared to 74% for the same period in 2023. Services gross margin was 51% for the nine months ended June 30, 2024, as compared to 48% for the same period in 2023.

●	Operating expenses were $9.3 million for the nine months ended June 30, 2024, as compared to $10.0 million for the same period in 2023.

●	Operating loss for the nine months ended June 30, 2024, was $1.5 million, as compared to an operating loss of $1.7 million for the same period in 2023.

●

The warrant liability revaluation resulted in a $0.1 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the nine months ended June 30, 2024. This compares to a non-cash gain from revaluation of $0.4 million for the same period in 2023.

●	Net loss for the nine months ended June 30, 2024, was $1.5 million, compared to a net loss of $1.4 million for the same period in 2023.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, August 14, 2024, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

Bridgeline Digital Third Quarter 2024 Earnings Call

Wednesday, August 14, 2024, at 4:30 p.m. ET

https://register.vevent.com/register/BI2b1505dd9b724326b41ab5b95508ca75

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/jinrrhtm

Non-GAAP Financial Measures

This press release contains the following Non-GAAP financial measures: Adjusted EBITDA, Non-GAAP adjusted net income (loss), and Non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and Non-GAAP adjusted net income (loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and Non-GAAP adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Non-GAAP Adjusted EBITDA and adjusted net income (loss) may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and Non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Subscription and perpetual licenses	$3,013	$3,168	$9,109	$9,670
Digital engagement services	923	742	2,386	2,417
Total net revenue	3,936	3,910	11,495	12,087

Cost of revenue:
Subscription and perpetual licenses	846	848	2,533	2,549
Digital engagement services	384	419	1,180	1,259
Total cost of revenue	1,230	1,267	3,713	3,808
Gross profit	2,706	2,643	7,782	8,279

Operating expenses:
Sales and marketing	949	1,197	2,803	3,792
General and administrative	878	779	2,425	2,367
Research and development	1,008	936	3,138	2,609
Depreciation and amortization	201	384	885	1,143
Restructuring and acquisition related expenses	53	12	68	57
Total operating expenses	3,089	3,308	9,319	9,968
Loss from operations	(383)	(665)	(1,537)	(1,689)

Interest expense and other, net	(5)	-	(58)	(19)
Change in fair value of warrant liabilities	88	(107)	81	361
Income (loss) before income taxes	(300)	(772)	(1,514)	(1,347)
Provision for (benefit from) income taxes	5	9	15	25
Net (loss) income	$(305)	$(781)	$(1,529)	$(1,372)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.03)	$(0.07)	$(0.15)	$(0.13)
Diluted net (loss) income per share	$(0.03)	$(0.07)	$(0.15)	$(0.13)
Number of weighted average shares outstanding:
Basic	10,417,609	10,417,609	10,417,609	10,417,609
Diluted	10,430,763	10,417,609	10,430,763	10,424,187

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	June 30,	September 30,
	2024	2023
ASSETS

Current assets:
Cash and cash equivalents	$1,200	$2,377
Accounts receivable, net	1,531	1,004
Prepaid expenses and other current assets	332	278
Total current assets	3,063	3,659
Property and equipment, net	87	151
Operating lease assets	205	390
Intangible assets, net	4,094	4,890
Goodwill, net	8,468	8,468
Other assets	48	73
Total assets	$15,965	$17,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$207	$267
Current portion of operating lease liabilities	165	148
Accounts payable	1,133	1,255
Accrued liabilities	931	995
Deferred revenue	2,167	2,084
Total current liabilities	4,603	4,749
Long-term debt, net of current portion	317	435
Operating lease liabilities, net of current portion	39	241
Warrant liabilities	93	174
Other long-term liabilities	575	572
Total liabilities	5,627	6,171

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at June 30, 2024 and September 30, 2023	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,417,609 shares issued and outstanding at June 30, 2024 and September 30, 2023	10	10
Additional paid-in-capital	101,696	101,275
Accumulated deficit	(91,106)	(89,577)
Accumulated other comprehensive loss	(262)	(248)
Total stockholders' equity	10,338	11,460
Total liabilities and stockholders' equity	$15,965	$17,631

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net loss	$(305)	$(781)	$(1,529)	$(1,372)
Provision for income taxes	5	9	15	25
Interest expense and other, net	5	-	58	19
Change in fair value of warrants	(88)	107	(81)	(361)
Amortization of intangible assets	184	346	796	1,032
Depreciation and other amortization	22	45	108	132
Restructuring and acquisition related charges	53	12	68	57
Stock-based compensation	127	99	368	276
Adjusted EBITDA	$3	$(163)	$(197)	$(192)

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net loss	$(305)	$(781)	$(1,529)	$(1,372)
Change in fair value of warrants	(88)	107	(81)	(361)
Amortization of intangible assets	184	346	796	1,032
Restructuring and acquisition related charges	53	12	68	57
Stock-based compensation	127	99	368	276
Non-GAAP adjusted net loss	$(29)	$(217)	$(378)	$(368)

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net loss per diluted share	$(0.03)	$(0.07)	$(0.15)	$(0.13)
Change in fair value of warrants	(0.01)	0.01	(0.01)	(0.03)
Amortization of intangible assets	0.02	0.03	0.08	0.10
Restructuring and acquisition related charges	0.01	0.00	0.01	0.01
Stock-based compensation	0.01	0.01	0.04	0.03
Non-GAAP adjusted net loss per diluted share	$(0.00)	$(0.02)	$(0.04)	$(0.04)